UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2007

Javelin Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-31114	88-0471759

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
125 CambridgePark Drive, Cambridge Massachusetts 02140

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (617) 349-4500

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On May 9, 2007, the Company issued a press release indicating that it intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2006. The amendment solely reinserts a mistakenly omitted explanatory footnote to a table in the Supplementary Financial Information (Unaudited) with respect to the 2005 Quarterly results of operations which had been included in the Form 10-K for the year ended December 31, 2005. No restatements or corrections of any previously reported financial statements or changes to any other disclosures are being made other than the reinsertion of the omitted footnote. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 7.01 Regulation FD
     See Item 2.02.
     In connection with the foregoing, the Company hereby furnishes the following exhibits:
Item 9.01 Financial Statements and Exhibits
(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of Javelin Pharmaceuticals, Inc. dated May 9, 2007
     The information contained herein and in the accompanying exhibits is being furnished pursuant to “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD.” The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
By:	/s/ Daniel B. Carr
Name:	Daniel B. Carr, M.D.
Title:	Chief Executive Officer

Dated: May 9, 2007